CSFB04-AR08 - Price/Yield - [9A1]								Non-IO (Amortizing) 7s

Balance	[Contact Desk]	Delay	24	WAC(9)	5.0482	WAM(9)	358
Coupon	4.6464	Dated	8/1/2004	NET(9)	4.646439	WALA(9)	2
Settle	8/31/2004	First Payment	9/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 83, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.467]%
RUN TO EACH INDIVIDUAL LOAN'S INITIAL RESET DATE					(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB	50 CPB

100-00	4.5929	4.5765	4.5694	4.5575	4.5493	4.5359	4.5108	4.4830	4.4524	4.4178
100-04	4.5547	4.5319	4.5220	4.5056	4.4942	4.4757	4.4409	4.4025	4.3601	4.3122
100-08	4.5165	4.4874	4.4748	4.4539	4.4393	4.4157	4.3712	4.3221	4.2680	4.2068
100-12	4.4785	4.4430	4.4277	4.4023	4.3845	4.3558	4.3017	4.2420	4.1762	4.1018
100-16	4.4405	4.3987	4.3807	4.3507	4.3298	4.2960	4.2324	4.1621	4.0846	3.9971
100-20	4.4025	4.3545	4.3338	4.2993	4.2753	4.2364	4.1633	4.0825	3.9933	3.8927
100-24	4.3647	4.3104	4.2871	4.2481	4.2208	4.1770	4.0943	4.0030	3.9023	3.7885
100-28	4.3269	4.2664	4.2404	4.1969	4.1666	4.1177	4.0255	3.9238	3.8115	3.6847
101-00	4.2892	4.2225	4.1938	4.1459	4.1124	4.0585	3.9569	3.8447	3.7210	3.5812
101-04	4.2516	4.1787	4.1473	4.0950	4.0584	3.9995	3.8885	3.7659	3.6307	3.4780
101-08	4.2141	4.1350	4.1010	4.0442	4.0045	3.9407	3.8203	3.6873	3.5407	3.3751
101-12	4.1766	4.0914	4.0547	3.9935	3.9508	3.8820	3.7522	3.6089	3.4509	3.2725
101-16	4.1392	4.0479	4.0086	3.9430	3.8972	3.8234	3.6843	3.5308	3.3614	3.1701
101-20	4.1019	4.0044	3.9625	3.8925	3.8437	3.7650	3.6166	3.4528	3.2722	3.0681
101-24	4.0647	3.9611	3.9166	3.8422	3.7903	3.7067	3.5491	3.3751	3.1831	2.9664
101-28	4.0275	3.9179	3.8707	3.7920	3.7370	3.6485	3.4817	3.2975	3.0944	2.8649
102-00	3.9904	3.8747	3.8250	3.7419	3.6839	3.5905	3.4145	3.2202	3.0059	2.7638

WAL	3.74	3.17	2.98	2.70	2.53	2.30	1.96	1.69	1.46	1.27
Principal Window	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11
Principal # Months	83	83	83	83	83	83	83	83	83	83

LIBOR_1MO	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200
LIBOR_6MO	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400
LIBOR_1YR	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500
CMT_1YR	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

August 4, 2004

PRELIMINARY - SUBJECT TO CHANGE